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                                                                    EXHIBIT 23.7

                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

     As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consents to the use of our reserve report as January 1, 2001 and to all references to our firm included in or made part of the Bellwether Exploration Company's Form S-4 to be filed with the Securities and Exchange Commission on or about March 19, 2001.

                                        NETHERLAND, SEWELL & ASSOCIATES, INC.

                                        By: /s/ DANNY D. SIMMONS

                                                Danny D. Simmons
                                                Senior Vice-President

March 16, 2001
Houston, Texas